                                             Filed Pursuant to Rule
                                             424(b)(3) 333-73592

                                             Prospectus Supplement to Prospectus
                                             Dated November 16, 2001








The following shareholder is added as a Participating Securityholder:


                                                Number of             Percentage of         Shares that May Be
                                                 Shares                  Class                   Offered
                                                ---------             -------------         ------------------
Haber/Carlson 2002 Family Trust                 1,176,311                 1.3%                 1,176,311




Spencer B. Haber, our President and Chief Financial Officer and a Director of our company, and members of his family are beneficiaries of the Haber/Carlson 2002 Family Trust. Mr. Haber disclaims beneficial ownership of the shares held by the Trust except to the extent of his pecuniary interest in them.







          The date of this Prospectus Supplement is March 15, 2002.